UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2016

NORTHERN POWER SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-55184	98-1181717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

29 Pitman Road

Barre, Vermont 05641

(Address of principal executive offices)

(802) 461-2955

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Securities Holders.

Results of 2016 Annual General Meeting of Shareholders

On August 26, 2016, Northern Power Systems Corp. (the “Company”) held its Annual General Meeting of Shareholders (the “Annual Meeting”). As of the close of business on July 22, 2016, the record date for the Annual Meeting, there were a total of 23,173,884 common shares outstanding and entitled to vote at the Annual Meeting. The holders of 1,158,695 common shares were required to be present in person or represented by proxy at the Annual Meeting to have a quorum. At the Annual Meeting, 10,261,937 common shares were represented in person or by proxy, therefore a quorum was present. Three proposals were presented for voting. Set forth below are the final results for all proposals.

First Proposal – Setting the Number of Directors

The proposal to set the number of directors of the Company at nine was approved by the requisite majority of the votes cast by shareholders at the Annual Meeting, as indicated below:

For:	10,260,896
Against:	1,040
Abstained:	1

Second Proposal – Election of Nine Directors

The following nine directors were nominated to serve for one-year terms expiring at the annual general meeting of shareholders to be held in 2017, or until their successors have been duly elected and qualified. The nine directors received the requisite majority of votes cast at the meeting, as indicated below, and were therefore elected to serve as directors of the Company.

Nominee	For	Withheld	Not Voted
Marcus D. Baker	10,096,829	10,000	155,108
Ciel R. Caldwell	10,096,829	10,000	155,108
Alexander “Hap” Ellis III	10,096,829	10,000	155,108
Richard Hokin	10,096,829	10,000	155,108
William F. Leimkuhler	10,096,829	10,000	155,108
Robert L. Lentz	10,096,829	10,000	155,108
Troy C. Patton	10,095,829	11,000	155,108
John Simon, Ph.D.	10,095,829	11,000	155,108
Gregory Wolf	10,096,829	10,000	155,108

Third Proposal – Ratification of the Appointment of Independent Registered Public Accountants

The appointment of RSM US LLP (formerly, McGladrey LLP) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016 was approved by the requisite majority of the votes cast by shareholders at the Annual Meeting, as indicated below:

For:	10,261,937
Against:	0
Abstained:	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN POWER SYSTEMS CORP.

Date: August 31, 2016	By:	/s/ Ciel R. Caldwell
Name: Ciel R. Caldwell
Title: President and Chief Operating Officer

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